[Letterhead of Stegman & Company]





                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Cecil Bancorp, Inc. and Subsidiaries of our report dated February 2, 2001, included in the 2000 Annual Report to Stockholders of Cecil Bancorp, Inc.

     We also consent to the incorporation by reference in Registration Statements (Form 10-KSB Number 0-24926) of Cecil Bancorp, Inc. and Subsidiaries of our report dated February 2, 2001, with respect to the consolidated financial statements incorporated herein by reference.

                                                           /s/ Stegman & Company




Baltimore, Maryland
March 26, 2001